                            STOCK EXCHANGE AGREEMENT


        This Agreement, entered into this 31st day of October 1997, is by and between TWC, Ltd., a Delaware corporation ("TWC"), World Wireless
Communications, Inc., a Nevada corporation ("WWC"), and the shareholders of TWC whose names and signatures are set forth upon the signature page of this Agreement (hereinafter the "Shareholders").

                                    RECITALS:

        WHEREAS, WWC wishes to acquire, and the Shareholders are willing to sell, all of the outstanding stock of TWC in exchange solely for a part of the voting stock of WWC; and

        WHEREAS, the parties hereto intend to qualify the transaction with TWC as a tax-free exchange pursuant to the Internal Revenue Code of 1986, as amended;

        NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the parties hereto approve and adopt this Agreement and mutually covenant and agree with each other as follows:

        1. Shares to be Transferred and Shares to be Issued.

           1.1 On the closing date the Shareholders shall transfer to WWC certificates for the number of shares of the common stock of TWC described in Schedule "A," attached hereto and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of the common stock of TWC.

           1.2 In exchange for the transfer of the common stock of TWC pursuant to subsection 2.1 hereof, WWC shall on the closing date and contemporaneously with such transfer of the common stock of TWC to it by the Shareholders issue and deliver to the Shareholders the number of shares of common stock of WWC specified on Schedule "A" hereof.

        2. Representations and Warranties of TWC. TWC represents and warrants to WWC as set forth below. These representations and warranties are made as an inducement for WWC to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, WWC would not be a party hereto.

           2.1 Organization and Authority. TWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement.

           2.2 Capitalization. As of the date of the closing, TWC will have a total of no more than 1,000 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of TWC.

           2.3 Performance of This Agreement. The execution and performance of this Agreement and the transfer of stock contemplated hereby have been authorized by the board of directors of TWC.

           2.4 Financials. The financial statements of TWC for the period ended September 30, 1997, copies of which have been furnished to WWC, are true and correct in all material respects.

           2.5 Liabilities. There are no material liabilities of TWC, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of TWC, its agents or servants occurring prior to September 30, 1997, which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of WWC.

           2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement, since September 30, 1997, there has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of TWC, or (ii) any damage, destruction, or loss to TWC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of TWC.

           2.7 Litigation. Except as set forth in the TWC Disclosure Schedule attached hereto, there are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving TWC or its subsidiaries, if any, or their assets, properties, or business, nor does TWC or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of TWC or as to which any of the shareholders is a party adverse to TWC or any of its subsidiaries or has a material interest adverse to TWC or any of its subsidiaries. No petition in bankruptcy or for an arrangement of creditors has been filed by or against TWC nor has TWC taken advantage of any insolvency laws.

           2.8 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by TWC, and there are no unpaid taxes which are, or could become a lien on the properties and assets of TWC, except as provided for in the financial statements of TWC, or have been incurred in the normal course of business of TWC since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

           2.9 Patents. At closing TWC shall own unconditionally and solely the following patents of Richard Austin: U.S. Patent Numbers 4937588, N/A, N/A, and 4940989.

           2.10 Accuracy of All Statements Made by TWC. No representation or warranty by TWC in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of TWC pursuant to this Agreement, nor any document or certificate delivered to WWC by TWC pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

        3. Representations and Warranties of the Shareholders. Each of the Shareholders, for himself, herself, or itself, and not for any other Shareholder, represents and warrants to WWC as set forth below. These representations and warranties are made as an inducement for WWC to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, WWC would not be a party hereto.

           3.1 Ownership of Stock.

               a. Each of the Shareholders is the record and beneficial owner and holder of the number of fully paid and nonassessable shares of the common stock of TWC listed in Schedule "B" hereto as of the date hereof and will continue to own such shares of the common stock of TWC until the delivery thereof to WWC on the closing date and all such shares of common stock are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability. Each of the Shareholders currently has, and will have at closing, full power and authority to dispose, assign, and transfer his, her, or its shares of TWC in accordance with the terms hereof. Each of the Shareholders currently has, and will have at closing, full the sole power and authority to vote his, her, or its shares of TWC, without restriction of any kind.

               b. Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the common stock of TWC listed in Schedule "B" and owned by each of the Shareholders.

           3.2 Accuracy of All Statements Made by the Shareholders. No representation or warranty by the Shareholders in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to WWC by the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

        4. Representations and Warranties of WWC. WWC represents and warrants to TWC, and the Shareholders as set forth below. These representations and warranties are made as an inducement for TWC, and the Shareholders to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, TWC, and the Shareholders would not be parties hereto.

           4.1 Organization and Good Standing. WWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to enter into and perform the transactions contemplated by this Agreement.

           4.2 Capitalization. As of the date of the closing, WWC will have a total of no more than 10,035,518 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable.

           4.3 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of WWC.

           4.4 Financials. True copies of the financial statements of WWC consisting of the balance sheets as of the fiscal years ended December 31, 1996 and 1995, and the period ended June 30, 1997, and statements of income, cash flow and changes in stockholder's equity for each such fiscal year and period, have been delivered by WWC to TWC, and the Shareholders. The year-end statements have been examined and certified by Hansen, Barnett & Maxwell, Certified Public Accountant. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of WWC as of June 30, 1997, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

           4.5 Liabilities. There are no material liabilities of WWC, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of WWC, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of WWC.

           4.6 Litigation. Except as set forth in the WWC Disclosure Schedule attached hereto, there are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving WWC or its subsidiaries, if any, or their assets, properties, or business, nor does WWC or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of WWC is a party adverse to WWC or any of its subsidiaries or has a material interest adverse to WWC or any of its subsidiaries.

           4.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by WWC, and there are no unpaid taxes which are, or could become a lien on the properties and assets of WWC, except as provided for in the financial statements of WWC, or have been incurred in the normal course of business of WWC since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

           4.8 Legality of Shares to be Issued. The shares of common stock of WWC to be issued by WWC pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by WWC and will be fully paid and nonassessable.

           4.9 Accuracy of All Statements Made by WWC. No representation or warranty by WWC in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by WWC pursuant to this Agreement, nor any document or certificate delivered to TWC or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading.

        5. Covenants of the Parties.

           5.1 Corporate Records.

               a. Simultaneous with the execution of this Agreement by TWC, TWC shall deliver to WWC copies of the articles of incorporation, as amended, and the current bylaws of such entity, and copies of the resolutions duly adopted by the board of directors of TWC approving this Agreement and the transactions herein contemplated.

               b. Simultaneous with the execution of this Agreement by the WWC, such entity shall deliver to TWC copies of the articles of incorporation, as amended, and the current bylaws of WWC, and copies of the resolutions duly adopted by the board of directors of WWC approving this Agreement and the transactions herein contemplated.

           5.2 Access to Information.

               a. WWC and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of TWC, and TWC shall furnish or cause to be furnished to WWC and its authorized representatives all information with respect to their affairs and businesses as WWC may reasonably request. WWC shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to WWC; (ii) becomes part of the public domain after disclosure through no fault of WWC; (iii) is known to WWC or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of TWC. In the event this Agreement is terminated prior to closing, WWC shall, upon the written request of TWC, promptly return all copies of all documentation and information provided by such party hereunder.

               b. TWC and its authorized representatives shall have full access during nonnal business hours to all properties, books, records, contracts, and documents of WWC, and WWC shall furnish or cause to be furnished to TWC and its authorized representatives all information with respect to its affairs and business such entity may reasonably request. TWC shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to TWC; (ii) becomes part of the public domain after disclosure through no fault of TWC; (iii) is known to TWC or any of their officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of WWC. In the event this Agreement is terminated prior to closing, TWC shall, upon the written request of WWC, promptly return all copies of all documentation and information provided by WWC hereunder.

           5.3 Actions Prior to Closing. From and after the date of this Agreement and until the closing date:

               a. WWC and TWC shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

               b. Neither WWC nor TWC shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.

               c. Neither WWC nor TWC shall amend its articles of incorporation or bylaws or make any changes in authorized or issued capital stock, except as provided in this Agreement.

               d. WWC and TWC shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

               e. Neither WWC nor TWC shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment, or obligation of such party.

               f. WWC and TWC shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

               g. Neither WWC nor TWC shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

               h. WWC and TWC shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

           5.4 Shareholders' Meeting. TWC shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders or by written consent and, subject to the fiduciary duties of the Board of directors of such entities under applicable law, shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby. WWC shall have the right to review and provide comments to any information furnished to the shareholders of TWC concerning WWC prior to mailing of such information to the shareholders of TWC or TWC.

           5.5 No Covenant as to Tax or Accounting Consequences. Although WWC is attempting to structure the transaction with TWC as a tax free reorganization, it is expressly understood and agreed by TWC, and the Shareholders that neither WWC nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions with TWC or otherwise contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement. It is also expressly understood and agreed by TWC and the Shareholders that neither WWC nor its officers or agents has made any warranty or agreement, expressed or implied, as to the accounting consequences of the transactions contemplated by this Agreement or the accounting consequences of any action pursuant to or growing out of this Agreement.

           5.6 Indemnification. TWC, and the Shareholders, severally and not jointly, shall indemnify WWC for any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) suffered by TWC resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made by TWC, or the Shareholders herein, and any claims arising from the operations of TWC prior to the closing date. WWC shall indemnify and hold TWC and the Shareholders harmless from and against any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty, or agreement made by WWC herein, and any claims arising from the operations of WWC prior to the closing date. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

           5.7 Publicity. The parties agree that no publicity, release, or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

           5.8 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own respective expenses incurred in connection with the negotiation and preparation of this Agreement, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this Agreement.

           5.9 Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

        6. Conditions Precedent to WWC's Obligations. Each and every obligation of WWC to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

           6.1 Truth of Representations and Warranties. The representations and warranties made by TWC and the Shareholders in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

           6.2 Performance of Obliizations and Covenants. TWC and the Shareholders shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by them prior to or at the closing.

           6.3 Officer's Certificate. WWC shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to WWQ), executed by executive officers of TWC, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof.

           6.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

           6.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the Assets, and there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of TWC to conduct its business or the earning power thereof on the same basis as in the past.

           6.6 Shareholders' Approval. The holders of all of the outstanding common stock of TWC shall have voted for authorization and approval of this Agreement and the transactions contemplated hereby.

           6.7 Time Limit on Closing. Closing shall have taken place by October 31, 1997.

           6.8 Forgiveness of Debt. TWC shall obtain the forgiveness of any and all debts owed by TWC to its officers, directors, or shareholders, such that TWC shall not have liabilities in excess of $1,000 in the aggregate.

        7. Conditions Precedent to Obligations of TWC and the Shareholders. Each and every obligation of TWC and the Shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

           7.1 Truth of Representations and Warranties. The representations and warranties made by WWC in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

           7.2 Performance of Obligations and Covenants. WWC shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the closing.

           7.3 Officer's Certificate. TWC and the Shareholders shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to TWC and the Shareholders), executed by an executive officer of WWC, certifying to the fulfillment of the conditions specified in subsections 7.1 and 7.2 hereof.

           7.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

           7.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of WWC to conduct its business.

           7.6 Time Limit on Closing. Closing shall have taken place by October 31, 1997.

        8. Security Act Provisions.

           8.1 Restricted Securities. Each of the Shareholders represents that he, she, or it is aware that the shares issued or transferred to him, her, or it will not have been registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC"). Therefore, under current interpretations and applicable rules, he, she, or it will probably have to retain such shares for a period of at least one year and at the expiration of such one year period his, her, or its sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

           8.2 Non-distributive Intent. Each of the Shareholders covenants and warrants that the shares received are acquired for his, her, or its own account and not with the present view towards the distribution thereof and he, she, or it will not dispose of such shares except (i) pursuant to an effective registration statement under the 1933 Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the 1933 Act, or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection 8.2, an appropriate legend will be placed upon each of the certificates of common stock of issued or transferred pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

           8.3 Evidence of Compliance with Private Offering Exemption. Each of the Shareholders hereby represents and warrants that he, she, or it, either individually or together with his, her, or its representative, has such knowledge and experience in business and financial matters that he, she, or it is capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the shares would not be material when compared with his, her, or its total financial capacity. Upon the written request of the issuer of the securities issued or transferred pursuant to this Agreement, any party hereto shall provide such issuer with evidence of compliance with the requirements of any federal or state exemption from registration. WWC and TWC shall each file, with the assistance of the other and its respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by each of them to be necessary or appropriate in an effort to document reliance on such exemptions, unless an exemption requiring no filing is available in the particular jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

        9. Employment Agreements. At closing, TWC shall offer to Richard Austin and Barbara Austin employment agreements with salaries of $ 100,000 and $40,000, respectively, in the forms attached hereto as Schedules "D-1" and "D-2".

        10. Closing.

           10.1 Time and Place. The closing of this transaction ("closing") shall take place at 150 Wright Brothers Drive, Suite 560, Salt Lake City, Utah, at 11:30 a.m., October 31, 1997, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this agreement as the "closing date."

           10.2 Documents To Be Delivered by TWC and the Shareholders. At the closing TWC and the Shareholders shall deliver to WWC the following documents:

               a. Certificates for the number of shares of common stock of TWC in the manner and form required by subsection 1.1 hereof.

               b. The certificate required pursuant to subsection 6.3 hereof.

               c. A written opinion from counsel for TWC dated as of the closing date addressed to WWC satisfactory in form and substance to WWC to the effect that TWC has good and marketable title to each asset owned by it free and clear of all mortgages, liens, leases, pledges, charges, security interests, or encumbrances of any nature whatsoever except as set forth in such opinion.

               d. Such other documents of transfer, certificates of authority, and other documents as WWC may reasonably request.

           10.3 Documents To Be Delivered by WWC. At the closing WWC shall deliver to TWC and the Shareholders, respectively, the following documents or items:

               a. Certificates for the number of shares of common stock of WWC as determined in subsection 1.2 hereof.

               b. The certificate required pursuant to subsection 7.3 hereof.

               c. Such other documents of transfer, certificates of authority, and other documents as TWC or the Shareholders may reasonably request.

        11. Termination. This Agreement may be terminated by WWC or TWC by notice to the other if, (i) at any time prior to the closing date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its or their obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on October 31, 1997, if the closing shall not have occurred. Following termination of this Agreement no party shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.

        12. Miscellaneous.

           12.1 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

                 WWC:                      David Singer, President
                                           150 Wright Brothers Drive
                                           Suite 560
                                           Salt Lake City, UT 84116

                TWC:                       P. O. Box 920
                                           Truro, MA 02666

                Shareholders:
                                      -10-

         12.2 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah.

         12.3 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

         12.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

         12.5 Partial Invalidity. If any term, covenant condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

         12.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

         12.7 Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

         12.8 Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

         12.9 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

         12.10 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

         12.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

         12.12 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         12.13 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto executed the foregoing Stock Exchange Agreement effective as of the day and year first above written.

 WWC:                                        World Wireless Communications, Inc.

                                             By /s/ David Singer
                                                -------------------------------
                                                David Singer, President



 TWC:                                           TWC, Ltd.

                                             By /s/ Barbara Austin
                                                -------------------------------
                                                Barbara Austin, President



 SHAREHOLDERS:                                  /s/ Barbara Austin
                                                -------------------------------
                                                Barbara Austin


                                                /s/ Paul Obert
                                                -------------------------------
                                                Paul Obert


                                                /s/ Richard Andrew Austin
                                                -------------------------------
                                                Richard Andrew Austin


                                                /s/ Richard Austin
                                                -------------------------------
                                                Richard Austin

                                   SCHEDULE "A"
                                     TO THE
                   ASSET PURCHASE AND STOCK EXCHANGE AGREEMENT


                                NUMBER OF                       NUMBER OF
  NAME OF                       SHARES OF TWC                   SHARES OF WWC
  SHAREHOLDER                   TO BE TRANSFERRED               TO BE ISSUED
  -----------                   -----------------               -------------

  Barbara Austin                     250                          25,000
  Paul Obert                           1                             100
  Richard Andrew Austin                1                             100
  Richard Austin                     748                          74,800
                                   -----                         -------

         TOTAL                     1,000                         100,000
                                   =====                         =======

                        DISCLOSURE SCHEDULE OF TWC, LTD.
                                      NONE

           DISCLOSURE SCHEDULE OF WORLD WIRELESS COMMUNICATIONS, INC.


           Digital Scientific, Inc. - Litigation

                                    TWC, Ltd.
                                  Balance Sheet
                             As of October 31, 1997


ASSETS
     Checking/Savings
                 Checking                                  $ 15,457.32

      Accounts Receivable                                  $  2,645.26

      Fixed Assets                                         $ 73,503.23
                                                           -----------

      Total Assets                                         $ 91,605.81
                                                           ===========

LIABILITIES                                                $       -

EQUITY
    Equity
            Retained Earnings                              $ 58,154.22
            Net Income                                     $ 33,451.59
                                                           -----------

                 Total Equity                              $ 91,605.81
                                                           ===========

TOTAL LIABILITIES & EQUITY                                 $ 91,605.81
                                                           ===========

                                     TWC, Ltd

11/04/97                     Customer Balance Summary
                                All Transactions



                                                Oct 24, '97
                                                -----------

        Clearwater Instrumentation, Inc.           2,192.90
        Global Wireless Data, LLC                    452.36
                                                   --------
      TOTAL                                        2,645.26
                                                   ========